Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity announces intent to change place of incorporation from Switzerland to Ireland

SCHAFFHAUSEN, Switzerland – March 14, 2024 – The Board of Directors of TE Connectivity Ltd. (NYSE: TEL), a world leader in connectors and sensors, has unanimously approved a proposed change of the company’s place of incorporation from Switzerland to Ireland. Shareholders will be asked to vote in favor of the proposal at a Special General Meeting of Shareholders in Zurich, Switzerland. If approved, TE expects to implement the change in 2024.

TE Connectivity does not anticipate any material change in its operations or financial results as a result of the change of domicile. The company will continue to be registered with the U.S. Securities and Exchange Commission (SEC) and will be subject to the same SEC reporting requirements. The company's common shares will continue to trade on the New York Stock Exchange (NYSE) under the symbol TEL. Switzerland will continue to serve as a TE leadership hub for critical strategic and operational functions.

“After careful consideration, our board of directors has determined that this change is in the best long-term interest of the company and our shareholders and will help position TE for continued success,” said Chief Executive Officer Terrence Curtin. “This move will not impact our customers or employees and we are excited to continue working together to create a safer, sustainable, productive and connected future.”

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat, Instagram and X (formerly Twitter).

Important Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the proposed change in jurisdiction of incorporation, TE Connectivity plc will file a proxy statement/prospectus with the SEC that will be sent to TE shareholders. In addition, TE will be filing additional documents with the SEC, which contain other relevant materials in connection with the proposed change in jurisdiction of incorporation. Shareholders are advised to read the proxy statement/prospectus carefully and any other materials when they become available because they will contain important information about the change in jurisdiction of incorporation. Shareholders may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov or at TE's website at www.te.com. These documents (when available) can also be obtained free of charge from TE upon written request to TE Connectivity Ltd., Attention: Corporate Secretary, Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland.

Participants in the Solicitation

TE and its directors and officers may be deemed to be participants in the solicitation of proxies from TE’s shareholders in connection with the change in jurisdiction of incorporation. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with Special General Meeting is included in the Company’s proxy statement for the 2024 Annual Meeting under the heading “Security Ownership of Certain Beneficial Owners and Management,” filed with the SEC on January 17, 2024, and will be included in proxy statement/prospectus, once available. To the extent holdings by our directors and executive officers reported in the definitive proxy statement for the 2024 Annual General Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC (including Form 4s filed with the SEC on January 30, 2024 and March 4, 2024). These documents are available free of charge as described above.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements about the proposed change of its place of incorporation to Ireland, which are subject to risks, such as the risk that the change of place of incorporation might not be completed or, if completed, that the anticipated advantages might not materialize, as well as the risks that the price of TE Connectivity’s stock could decline and its position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. In addition, examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions, such as the coronavirus disease 2019 (“COVID-19”) negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept 29, 2023, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

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